CONSULTING AGREEMENT

This Consulting Agreement (the "Agreement") is by and between PFO Global, Inc. (the "Company") and Rudolf Suter (the "Consultant") and is effective as of April 1st, 2016 (the "Effective Date").

WHEREAS, the Consultant was employed by the Company;

WHEREAS, the Consultant voluntarily resigned his employment with the Company, terminating Consultant's employment with the Company effective February 29th, 2016; and

WHEREAS, the Consultant and the Company wish to continue his association with the Company on the terms set forth in this Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein and for other good and valuable consideration and intending to be legally bound hereby, the Consultant and the Company (collectively the "Parties" and each individually a "Party") agree as follows:

Section 1. Term. The Consultant's independent contractor relationship with the Company under this Agreement shall begin on the Effective Date and shall continue until December 31, 2016, subject to early termination as provided in Section 4 hereof ("Term").

Section 2. Relationship.

Section 2.1. Services. During the Term, the Consultant shall provide such services as requested by the Company or the Board of Directors of the Company ("Board"), which may include services for the Company or any affiliate or subsidiary of the Company. During the Term, the Consultant shall be reasonably available to answer any questions posed by the Company regarding the Consultant's former job duties and other matters about which Consultant has knowledge because of the Consultant's former employment position with the Company or any director or other position he may hold or have held with the Company or any affiliate or subsidiary of the Company. The Consultant shall use his best efforts to perform the services requested under this Agreement ("Services") and shall perform the Services in a workmanlike manner, in full compliance with all applicable federal, state, local and other laws and regulations and industry standards and in accordance with the Company's specifications, as they may be in effect from time to time. The Consultant shall secure and maintain at the Consultant's cost any and all contractual licenses or similar licenses, as well as all permits, necessary to comply with any and all regulations and as otherwise may be required by law. Acceptable assurance and evidence of all necessary permits, licenses and other documents shall be submitted by the Consultant to Company upon request.

Section 2.2. Time and Effort. During the Term, the Consultant shall be available to perform any services requested or directed by the Company or the Board. However, during the Term, the Consultant shall be able to engage in any other business, profession or occupation for compensation or otherwise which does not: (a) violate Section 7 of this Agreement; or (b) interfere in any respect with the Consultant's performance of the Services.

Section 3. Payment.

Section 3.1. Commissions. During the Term, the Company shall pay the Consultant in accordance with the provisions of this Section 3.1 a commission at a rate of three percent (3%) of the sale price (not including freight, storage, shipping, sales taxes and all similar costs) for sales by the Consultant to customers located outside of the United States to whom the Company has not previously made any sale as of the date that the Consultant makes such sale to such customer ("Commission"). The Company shall compute the Commission by excluding all freight, shipping, sales taxes, and all similar costs from the sale price. If the sale price paid to the Company by the customer with respect to a sale is decreased as a result of negotiation between the customer and the Company or for any other reason, any Commission payable to the Consultant in connection with the sale shall be reduced accordingly. By way of example, if the purchase price in connection with a sale after freight, shipping sales taxes and similar costs is originally negotiated to be $500,000 with a three percent (3%) commission of $15,000, and such sale price is subsequently reduced to $350,000, the Commission payable to Consultant in connection with such sale after receipt of payment from the customer shall equal $10,500, or three percent (3%) of the reduced sale price. No Commission shall be paid to the Consultant until the Company receives the full payment from the customer for the sale. All commissions shall be paid to the Consultant in the form of non-qualified stock options issued pursuant to the PFO Global, Inc. 2015 Equity Incentive Plan (the "Plan"), with the number of options granted equal to the number of shares of the Company's common stock with a fair market value equal to the commissions payable to the Consultant. All options granted pursuant to this Section 3.1 shall have an exercise price equal to the fair market value of the Company's common stock on the date of grant and shall be subject to the terms and conditions of the Plan and the form of non-qualified stock option agreement attached hereto as Exhibit A. The grant of options shall be on or before the date that is (15) days but no later than thirty (30) days after receipt by the Company of full payment from the customer with respect to the sale. The Consultant shall only be paid Commissions for sales that are approved by the Board, and shall only be paid Commissions when permitted by applicable law. Consultant shall only be paid Commissions for sales for which the Company receives full payment from customers during the Term or within the 90-day period immediately following the Term.

Section 3.2. Expenses. Any expenditures or commitments by the Consultant in anticipation of any requirements of the Company are at the Consultant's sole risk and expense. The Company shall not reimburse the Consultant for any expenses incurred by the Consultant in the performance of the Services or otherwise, unless the Company has approved in writing the reimbursement of the Consultant for such expenses prior to the Consultant incurring such expenses and subject to the terms of Section 11.11. Any such approved expenses shall be reimbursed within thirty (30) days after the Consultant presents the Company with documentation acceptable to the Company of such expenses and in accordance with the Company's travel and business expense reimbursement policies as they may exist and be amended from time to time. From time to time, in the Company's sole discretion, the Company may undertake to make travel arrangements for the Consultant.

Section 4. Termination.

Section 4.1. Definitions.

(a) "Cause" shall mean the termination by the Company of the Consultant's independent contractor relationship as a result of any of the following events or acts committed or occurring after the Effective Date: (i) a charge or indictment of the Consultant relating to a state or federal statutory or common law in connection with a crime involving moral turpitude, theft, embezzlement or fraud or any felony, which in the good faith judgment of the Board may or will adversely affect the Company or any of its subsidiaries or affiliates or the ability of the Consultant to perform the Services; (ii) a conviction of, or a pleading of no-contest by, the Consultant to any felony; (iii) the Consultant's dishonesty, fraud, unethical or illegal act, misappropriation or embezzlement in relation to the Company or any of its subsidiaries or affiliates or the Consultant's performance of the Services or which, in the good faith judgment of the Board, does (or could reasonably be likely to) damage the Company or any of its subsidiaries or affiliates or any of their reputations; (iv) the Consultant's failure to perform the Consultant's Services for the Company or any of its subsidiaries or affiliates, which failure is not cured within fourteen (14) days following the Consultant's receipt of written notice of such failure from the Company; or (vii) the breach of this Agreement or any other agreement between the Consultant and the Company or any of any of its affiliates or subsidiaries, which breach is not so cured within fourteen (14) days following the Consultant's receipt of written notice of such breach from the Company, provided that such right to cure shall not be applicable in the event that the Consultant has received written notice of similar breaches on one or more occasions in the past or where such breach is not capable of being cured.

(b) "Disability" shall mean the Consultant is incapacitated due to physical or mental illness and such incapacity, with or without reasonable accommodation, prevents the Consultant from performing the essential functions of the Services for at least 90 days in a calendar year, which days need not be contiguous. The determination of Disability shall be made in good faith by the Company based upon information supplied by a physician selected by the Company or its insurers, and the Consultant shall cooperate fully with such physician, including, without limitation, in the scheduling of any appointments and such physician's examination of the Consultant.

(c) "Termination Date" shall mean: (i) in the case of the Consultant's death, the date of the Consultant's death; (ii) in the case of an expiration of the Term, the date the Term expires; or (ii) in the case of termination by the Company because of Disability, with or without Cause the date written notification is provided to the other Party of the termination of the Term.

Section 4.2. Termination.

(a) If the Term is terminated for any reason, the Company shall pay to the Consultant any Commission due and owing as of the Termination Date ("Accrued Commissions") in accordance with the provisions of Section 3.2.

(b) If the Term is terminated by the Company for Cause, as a result of the Consultant's death or Disability, by the Consultant, or as a result of the Term expiring, the Consultant shall be entitled solely to the Accrued Commissions payable as stated in Section 4.2(a).

Section 5. Additional Consideration.

In consideration for the Company entering into this Agreement with the Consultant and provided that the Consultant signs this Agreement, provides this signed Agreement to the Company and does not revoke certain portions of this Agreement under Section 8, the Company will (i) pay the Consultant the amount of $65,000, minus applicable withholdings and deductions (the "Bonus"), in a lump sum on the first regular payroll date following the eighth (8th) day after the Effective Date, in accordance with the Company's normal payroll practices; and (ii) grant the Consultant, on the eighth (8th) day after the Effective Date, a non-qualified stock option issued pursuant to the Plan, with the number of options granted equal to the number of shares of the Company's common stock with a fair market value equal to $120,000 on the date of grant. All options granted pursuant to this Section 5 shall have an exercise price equal to the fair market value of the Company's common stock on the date of grant and shall be subject to the terms and conditions of the Plan and the form of non-qualified stock option agreement attached hereto as Exhibit A.

Section 6. Prior Employment Release.

Section 6.1. Release Payment. In consideration for the Company entering into this Agreement with the Consultant and provided that the Consultant signs this Agreement, provides this signed Agreement to the Company and does not revoke certain portions of this Agreement under Section 8, the Company will pay the Consultant the amount of $500.00, minus applicable withholdings and deductions, ("Release Payment") in one (1) payment in accordance with the Company's normal payroll practices, minus applicable withholdings and deductions, being made to the Consultant on the first regular payroll date following the thirty-fifth (35th) day after the Effective Date. The Consultant must sign this Agreement and provide this Agreement executed by the Consultant to the Company on or before the twenty-first (21st) day after the Effective Date. If the Company receives this Agreement executed by the Consultant and the Consultant revokes certain portions of this Agreement, as specified in Section 8, the Company shall only pay to the Consultant 1% of the Release Payment ("Partial Release Payment"), minus applicable withholdings and deductions, which Partial Release Payment shall be made within thirty-five (35) days after the Effective Date. The Consultant agrees that either the Release Payment or the Partial Release Payment is sufficient consideration for the release contained in Section 6.3 of this Agreement. The Parties agree that neither the Release Payment nor the Partial Release Payment was owed by the Company to the Consultant prior to the execution of this Agreement and is only owed in accordance with the terms of this Agreement.

Section 6.2. Waiver of Additional Compensation or Benefits. Other than payments provided for in this Agreement and except as otherwise provided in this Section 6.2, the Consultant shall not be entitled to any additional compensation, bonus, stock options, commissions, benefits, severance payments or grants under any benefit plan, stock option plan, severance plan or bonus or incentive program established by the Company or any affiliate or subsidiary of the Company. Except as otherwise provided in this Section 6.2, the Consultant agrees that the release in Section 6.3 covers any claims the Consultant might have regarding the Consultant's compensation, bonuses, stock options or grants and any other benefits the Consultant may or may not have received during the Consultant's prior employment with the Company prior to the Effective Date

or related to or arising out of the Consulting Agreement between the Consultant and Pro Fit Optix, Inc. effective September 6, 2011 ("Prior Consulting Agreement"), which Prior Consulting Agreement the Consultant agrees was terminated, save and except for the continuing provision of Section 6 of the Prior Consulting Agreement, at or prior to the date upon which the Consultant began his prior employment with the Company. The release in Section 6.3 does not release the Consultant's right to the option to purchase 1,017,000 shares of Class A Common Stock of the Company for the amount of $0.30 per share subject to the terms and conditions of the PFO Global, Inc. 2015 Equity Incentive Plan, as existing and as may be amended from time to time, and subject to the terms and conditions of the Subscription Agreement the Consultant signed to receive such option to purchase the 1,017,000 shares of Class A Common Stock, including, without limitation, the expiration date concerning such option ("Options").

Section 6.3. General Release and Waiver. In consideration of either the Release Payment or the Partial Release Payment – either of which the Consultant acknowledges is sufficient consideration for the release contained in this Section 6.3 – the Consultant, on the Consultant's own behalf and on behalf of the Consultant's agents, administrators, representatives, executors, successors, heirs, devisees and assigns (collectively, the "Releasing Parties") hereby fully releases, remises, acquits and forever discharges the Company, Pro Fit Optix, Inc. and all of any of their affiliates and any and all of any of their respective officers, directors, members, partners, agents, employees, consultants, independent contractors, attorneys, advisers, successors and assigns (collectively, the "Released Parties"), jointly and severally, from any and all claims, rights, demands, debts, obligations, losses, causes of action, suits, controversies, setoffs, affirmative defenses, counterclaims, third party actions, damages, penalties, costs, expenses, attorneys' fees, liabilities and indemnities of any kind or nature whatsoever (collectively, the "Claims"), whether known or unknown, suspected or unsuspected, accrued or unaccrued, whether at law, equity, administrative, statutory or otherwise, and whether for injunctive relief, back pay, fringe benefits, reinstatement, reemployment, or compensatory, punitive or any other kind of damages, which any of the Releasing Parties ever have had in the past or presently have against any of the Released Parties, and each of them, arising from or relating to the Consultant's employment with any of the Released Parties, the Prior Consulting Agreement, any prior employment or other position held by the Consultant with any of the Released Parties, or any circumstances related thereto, or any other matter, cause or thing whatsoever, including without limitation all claims arising under or relating to any actions of any of the Released Parties, employment contracts, employee benefits or purported employment discrimination or violations of civil rights of whatever kind or nature, including without limitation all claims arising under the Age Discrimination in Employment Act, the Racketeer Influenced and Corrupt Organizations Act, the Employee Retirement Income Security Act of 1974, the Consolidated Omnibus Budget Reconciliation Act of 1985, the Patient Protection and Affordable Care Act, the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, the Equal Pay Act of 1963, the Rehabilitation Act of 1973, Title VII of the United States Civil Rights Act of 1964, 42 U.S.C. § 1981, the Civil Rights Act of 1991, the Civil Rights Acts of 1866 and/or 1871, the Texas Labor Code, the Sarbanes-Oxley Act, the Texas Commission on Human Rights Act, the Texas Payday Law, the Fair Labor Standards Act, or any other applicable federal, state or local statute, law or ordinance, all as amended, including, without limitation, any workers' compensation or disability claims under any such laws, claims for wrongful discharge, breach of express or implied contract or implied covenant of good faith and fair dealing, breach of fiduciary duties and any other claims

arising under state, federal or local law, including, but not limited to intentional infliction of emotional distress, as well as any expenses, costs or attorneys' fees. The Consultant further agrees that the Consultant will not file or permit to be filed on the Consultant's behalf any such claim. Notwithstanding the preceding sentence or any other provision of this Agreement, this release is not intended to interfere with the Consultant's right to file a charge with the Equal Employment Opportunity Commission (the "EEOC") or any state or local human rights commission in connection with any claim the Consultant believes the Consultant may have against any of the Released Parties. However, by executing this Agreement, the Consultant hereby waives the right to recover in any proceeding the Consultant may bring before the EEOC or any state or local human rights commission or in any proceeding brought by the EEOC or any state or local human rights commission on the Consultant's behalf. Notwithstanding anything to the contrary in this Agreement, this release shall not apply to any of the Company's obligations under this Agreement or the Options. The Consultant acknowledges that certain of the payments and benefits provided for in Section 6.1 of this Agreement constitute good and valuable consideration for the release contained in this Section 6.3. This Agreement shall not in any way be construed as an admission by either Party of any acts of wrongdoing, violation of any statute, law or legal or contractual right.

Section 7. Restrictive Covenants.

Section 7.1. Confidentiality. During the Consultant's independent contractor relationship with the Company, the Company agrees to provide the Consultant with Confidential Information (defined below) to which the Consultant has not previously had access. For purposes of this Agreement "Confidential Information" includes trade secrets or confidential information of the Company, including, without limitation: current or prospective client, referral source, business partner, investor and/or vendor identity, contact, preferences, upcoming needs, lists, databases and/or other information and/or history; contracts; processes; technical data; pricing, costs, marketing, sales, business, and/or other strategies, plans, studies or practices; designs; testing results; business and/or financial information; management methods and/or information; any original works of authorship by the Company or any of its affiliates or subsidiaries; or other business information disclosed to the Consultant by the Company or any of its affiliates or subsidiaries prior to or after the Effective Date, either directly or indirectly, in writing, orally, or by drawings or observation and including, without limitation, any of the information described in this sentence relating to the Company, Pro Fit Optix, Inc. or any of either of their affiliates or subsidiaries, whether obtained by, or provided to, the Consultant prior to or after the Effective Date. The Consultant understands and agrees that the Company is not required to provide the Consultant with all of the types of Confidential Information listed in the preceding sentence, but that the Company will provide the Consultant with access to some of these types of Confidential Information in a manner and at a time in the Company's sole discretion. In exchange for the Company's promise to provide the Consultant with Confidential Information, the Consultant shall not, during the Term or at any time thereafter, take, disclose, publish, use, exploit, or solicit, allow or assist another Person to use, take, disclose, publish or exploit any Confidential Information, except as: (a) required in the ordinary course of the Company's business directly related to the Consultant's provision of the Services and for the benefit of the Company; or (b) required by law. The Consultant represents that the Consultant's performance of all the terms of this Agreement and the Consultant's Services for the Company do not, and will not, breach any agreement with any third party. The Consultant will not, and acknowledges that the Company has specifically instructed the Consultant not to, disclose to the Company, use, or induce the Company to use any

confidential or proprietary information or material belonging to any third party. The Consultant also will not use any third party's confidential or proprietary information in the performance of the Consultant's Services, except as expressly authorized by such third party in writing. Additionally, during the Consultant's independent contractor relationship, the Company or the Consultant through the provision of the Services may receive from third parties their confidential information, including without limitation nonpublic personal and financial information, including, but not limited to, credit and/or debit card information. The Consultant agrees to hold all such confidential information in the strictest confidence and not to take, use, publish, exploit or disclose it to any Person, except as necessary in the course of the Consultant's provision of the Services and in accordance with any use agreement between the Company and such third party. Furthermore, upon the termination of the Consultant's independent contractor relationship with the Company for any reason, the Consultant shall continue to comply with the nondisclosure requirements of this Section 7.1 and shall immediately return and deliver to the Company any and all Confidential Information and all other Company documents and items – whether in hard or digital form – and all copies thereof which belong to the Company or relate to the Company's business or the business of any of the Company's affiliates or subsidiaries and which are in the Consultant's possession, custody or control, whether prepared by the Consultant or others. The Consultant further agrees that, after the Consultant provides a copy of such information or documents to the Company, the Consultant will immediately delete and write over any information or documents relating to the business of the Company or any of its affiliates or subsidiaries from any computer, cellular phone or other digital or electronic device owned by the Consultant and, upon request by the Company, provide to the Company a sworn certificate of the destruction required by this Section 7.1.

Section 7.2. Non-Compete. The Consultant recognizes and agrees that: (i) the Company has devoted a considerable amount of time, effort, and expense to develop its Confidential Information and business goodwill; (ii) the Confidential Information and the Company's business goodwill are valuable assets to the Company and give the Company a competitive advantage over others who do not have this information; and (iii) any unauthorized use or disclosure of the Company's Confidential Information and/or damage to the Company's business goodwill would cause irreparable harm to the Company for which there is no adequate remedy at law. For these reasons, the Consultant agrees to enter into the following restrictive covenants to protect the Company's Confidential Information and business goodwill. The Consultant, either in his individual capacity or as a principal, director, officer, partner, manager, contractor, employee, lender, investor, volunteer or in any other manner or capacity whatsoever, shall not, directly or indirectly:

(a) During the Term and for the two-year period beginning on the Termination Date ("Noncompetition Period"), become employed by, invest in, finance, advise, endorse, perform services for, or otherwise engage in any capacity with a business or enterprise – other than the Company or any of its affiliates or subsidiaries – that provides the same or similar services and products as the Company or any of the Company's subsidiaries or affiliates, which includes, without limitation, the development, manufacture, marketing and/or selling of lenses and/or eyewear and/or related goods and services, any goods or services that are the same or substantially the same as the goods and/or services provided by the Company or any of its subsidiaries or affiliates and any other line of business in which the Company or any of its subsidiaries or affiliates becomes involved or takes steps to become involved during the Term, provided that the Consultant

has knowledge of the Company or any of its subsidiaries or affiliates becoming involved in such other line of business or any of the steps taken by the Company or any of its subsidiaries or affiliates to become involved in such other line of business (a "Competing Business" or "Business") in the Restricted Area (defined below). Nothing in this Section 7.2(a) prohibits: (i) the Consultant from owning in the aggregate not more than two percent (2%) of the outstanding equity of any publicly traded entity engaged in a Competing Business; or (ii) the Consultant from being employed by, investing in, financing, advising, endorsing, performing services for or otherwise engaging in any capacity with a business or enterprise that develops, manufactures, markets or sells high-end, luxury eyewear or medical non-opthalmic coatings on lenses and which is not otherwise a Competing Business. The Consultant shall be deemed to be engaging in business in the Restricted Area if the Consultant on behalf or for the benefit of any Competing Business uses any electronic or digital device that is physically located in the Restricted Area to communicate with any Person, whether or not such other Person is physically located in the Restricted Area, or on behalf or for the benefit of any Competing Business, the Consultant uses any telecommunication device located outside the Restricted Area to communicate with any Person located in the Restricted Area;

(b) "Restricted Area" for purposes of this Agreement includes (i) any county, parish or similar political subdivision in which the Consultant performed any Services for Company during the Term; concerning which the Consultant received Company's Confidential Information regarding Company's business during the Term (e.g. the Company provided the Consultant with information about Company's plan to expand into such geographic area, Company provided the Consultant with confidential data about relevant market within the geographic area, etc.); (ii) Texas; and (iii) the United States of America. For purposes of this Section 7, the term "Person" means any individual or any corporation, partnership, limited liability company, trust or other entity of any kind.

Section 7.3. Non-Solicit.

(a) During the Consultant's independent contractor relationship with the Company and during the Noncompetition Period, the Consultant shall not, and shall cause the Consultant's agents or affiliates not to, directly or indirectly, call-on, solicit business from or induce to do business (other than for the Company during the Consultant's independent contractor relationship with the Company and for the benefit of the Company) or interfere with the relationship between the Company or any of its subsidiaries or affiliates and any customer or other business relation of the Company or any of its subsidiaries or affiliates, or attempt to solicit business from or induce or interfere with the relationship between the Company or any of its subsidiaries or affiliates and any customer or other business relation of the Company or any of its subsidiaries or affiliates which either: (i) the Consultant contacted, called on, serviced, did business with or had contact with during the Consultant's employment or independent contractor relationship with the Company either before or after the Effective Date; or (ii) the Consultant learned of or obtained the Company's Confidential Information about during the Consultant's employment or independent contractor relationship with the Company either before or after the Effective Date. The restriction in the immediately preceding sentence applies only to soliciting business for or inducing the customer or other business relation for a business or enterprise that is engaged in a Competing Business. Additionally, the Consultant agrees that, among other actions, any notification, update or other communication to any customer or other business relation of the

Consultant's relationship or status with any Competing Business – whether such notification or update is through LinkedIn, Facebook, any other social media outlet, email, letter or by any other method – constitutes a solicitation of business from, and an attempt to induce, such customer or other business relation.

(b) During the Noncompetition Period, the Consultant shall not, and shall cause the Consultant's agents and affiliates not to, directly or indirectly, call-on, solicit, or induce to leave the employ or service of the Company or any of its subsidiaries or affiliates, or attempt to solicit or induce, or hire or contract with, or participate in the hiring or contracting with, any employee or contractor of the Company or any of its subsidiaries or affiliates who within the twelve (12) months immediately prior to such calling-on, solicitation, inducement or hiring or contracting was an employee or contractor of the Company or any of its subsidiaries or affiliates.

Section 7.4. Non-Disparagement. The Consultant shall not engage in any conduct, or make any statements or representations that disparage, libel, defame, demean, or impugn the Company, Pro Fit Optix, Inc. or any of either of their affiliates or subsidiaries, or any of any of their directors, officers, members, equity holders, employees, consultants, agents or representatives (collectively "Company Affiliates") to any third party, including without limitation any statements impugning, disparaging, libeling, defaming or demeaning any of the Company Affiliates' financial results, financial controls, accounting, products, business, services or personal or professional character. The directors and officers of the Company while they are directors or officers of the Company shall not engage in any conduct, or make any statements or representations that disparage, libel, defame, demean, or impugn the Consultant to any third party. However, nothing in this Section 7.4 shall prohibit the Consultant or the Company from providing truthful testimony, providing truthful information as legally required to do so, or participating in any governmental proceeding or the Company from engaging in any constructive or other criticism of the Consultant within the Company concerning the Services during the Term or enforcing any term of this Agreement.

Section 7.5. Reasonable Provisions. The Consultant acknowledges and agrees that the provisions of this Section 7 are reasonable and necessary to protect the legitimate business interests of the Company and its subsidiaries and affiliates. Therefore, the Consultant agrees that the Company or any of its subsidiaries or affiliates shall be entitled to a temporary restraining order and injunctive relief, restraining the Consultant from the commission of any breach of Section 7 and to recover the Company's and any of its subsidiaries' or affiliates' attorneys' fees, witness fees, costs and expenses related to any breach or threatened breach of this Agreement or any action or proceeding brought relating to this Agreement. Nothing contained in this Agreement shall be construed as prohibiting the Company or any of its subsidiaries or affiliates from pursuing any other remedies available to it for any breach or threatened breach or in any other action or proceeding brought relating to this Agreement, including, without limitation, the recovery of money damages. The existence of any claim or cause of action by the Consultant against the Company or any of its subsidiaries or affiliates whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company or any of its subsidiaries or affiliates of Section 7 of this Agreement. If the Consultant is determined to have violated any of the restrictions contained in Section 7.2 or 7.3, the Non-Competition Period will be suspended and will not run in favor of the Consultant until such time that the Consultant cures the violation. If the Consultant, in the future, seeks or is offered employment or any other position or capacity with

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a Competing Business, the Consultant agrees to inform the Competing Business, before accepting employment or any other position, of the existence of the restrictions in Sections 7.1 and, if during the Noncompetition Period, Sections 7.2 and 7.3. Further, before taking any employment or other position with any Competing Business during the Non-Competition Period, the Consultant agrees to give prior written notice to the Company of the name of such Competing Business. The Company shall be entitled to advise such Competing Business of the provisions of Sections 7.1, 7.2 and 7.3 and to otherwise deal with such Competing Business to ensure that the provisions of Sections 7.1, 7.2 and 7.3 are enforced and duly discharged.

Section 7.6. Reformation. If any of the provisions contained in this Section 7 shall for any reason be held to be excessively broad as to duration, scope, activity or subject, then such provision shall be construed by limiting and reducing it, so as to be valid and enforceable to the maximum extent compatible with the applicable law or the determination by a court of competent jurisdiction.

Section 7.7. Survival. The Consultant acknowledges and agrees that the provisions of this Section 7 and the Consultant's obligations hereunder shall survive the termination of the Term under this Agreement.

Section 8. Knowing and Voluntary Waiver. The Consultant, by the Consultant's free and voluntary act of signing below, acknowledges that (a) the Consultant has been given a period of twenty-one (21) days ("Review Period") to consider whether to agree to the terms contained herein, (b) the Consultant has been advised in writing to consult with an attorney prior to executing this Agreement, (c) the Consultant understands that this Agreement specifically releases and waives all rights and claims the Consultant may have under the Age Discrimination in Employment Act prior to the date on which the Consultant signs this Agreement, (d) the Consultant has had an opportunity to review all aspects of this Agreement, and that the Consultant fully understands all the provisions of the Agreement and is voluntarily entering into this Agreement; and (e) the Consultant agrees to all of the terms of this Agreement and intends to be legally bound thereby. The Consultant and the Company agree that any changes to this Agreement, whether material or immaterial, will not restart the running of the Review Period.

This Agreement will become effective, enforceable and irrevocable as to the Consultant's release of any claims the Consultant may have under the Age Discrimination in Employment Act on the eighth day after the date on which it is executed by the Consultant ("Release Effective Date"). During the seven-day period prior to the Release Effective Date, the Consultant may revoke the Consultant's agreement to release any claims the Consultant may have under the Age Discrimination in Employment Act, and any amendments thereto, by indicating in writing to the Company the Consultant's intention to revoke, in accordance with the provisions of Section 9. If the Consultant exercises the Consultant's right to revoke hereunder, the Consultant shall forfeit the Consultant's right to receive the Release Payment provided for in Section 6.1, except for the Partial Release Payment, and to the extent such payments or benefits have already been made, the Consultant agrees that the Consultant will reimburse the Company for the amounts of such payments and benefits within fourteen (14) days of the Consultant exercising the Consultant's right to revoke hereunder.

Section 9. Notices. All notices and other communications hereunder will be in writing. Any notice or other communication hereunder shall be deemed duly given if it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth:

If to the Consultant:

Rudolf Suter
Alpenquai 12
CH-6005 Lucerne
Switzerland
Email: rsuter@atlastech.ch

If to the Company:

PFO Global, Inc.
c/o Mahesh Shetty
____
____
Email:________________

with a copy to:

Haynes and Boone, LLP
301 Commerce Street, Suite 2600
Fort Worth, Texas 76102
Attention: Karen C. Denney
Email: karen.denney@haynesboone.com
Facsimile: (817) 348-2327

Any Party may send any notice or other communication hereunder to the intended recipient at the address set forth using any other means (including personal delivery, expedited courier, messenger services, fax, ordinary mail or electronic mail), but no such notice or other communication shall be deemed to have been duly given unless and until it is actually received by the intended recipient. Any Party may change the address to which notices and other communications are to be delivered by giving the other party notice.

Section 10. Proprietary Rights. "Materials" means all ideas, inventions, works of authorship, concepts, processes, formulas, data, computer programs, improvements, discoveries, developments, designs, and techniques related to the Business or any current or planned line of business of Company or any of its subsidiaries or affiliates that are authored, conceived, or reduced to practice by the Consultant, either alone or jointly with others, during the Term. "Intellectual Property Rights" means patents, copyrights, trademarks, trade secrets, and moral rights. All Intellectual Property Rights in Materials shall be and shall remain owned by Company and shall be Confidential Information. To the extent applicable, the Materials are to be considered works made for hire, as that term is defined in the United States Copyright Act (17 U.S.C. § 101). The Consultant hereby irrevocably assigns and shall be deemed to have assigned to Company all of the

Consultant's right, title and interest in and to any and all Materials, including any related Intellectual Property Rights, whether or not patentable or registrable under copyright or similar statutes. The Consultant recognizes that this Agreement does not require assignment of any Materials (i) developed entirely on the Consultant's own time; and (ii) developed without equipment, supplies, facility, trade secrets, or proprietary information of Company. The Consultant will promptly and fully disclose to Company any and all Materials at the time such Materials are first reduced to practice or first fixed in a tangible form. The Consultant will, at Company's expense, assist Company to obtain and enforce United States and foreign Intellectual Property Rights relating to Materials. The Consultant will execute, verify and deliver documents and perform other acts as Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Intellectual Property Rights and the assignment thereof. All inventions and works of authorship, if any, patented or unpatented, registered or unregistered, that the Consultant made prior to the Effective Date that are not owned by Company are listed on an attachment hereto (hereafter referred to as the "Prior Materials"). If no such list is attached, the Consultant represents that the Consultant does not own or possess any Prior Materials. The Consultant shall not use any Prior Materials in any manner in connection with the Business. If the Consultant incorporates Prior Materials owned by the Consultant, or in which the Consultant has an interest, into any Materials, Company is hereby granted and shall have a nonexclusive, royalty-free, fully paid-up, irrevocable, perpetual, worldwide, sublicensable (directly or indirectly) license to make, have made, modify, use, sell, have sold, copy, distribute, create derivative works, display, perform, and transmit such Prior Materials.

Section 11. Miscellaneous.

Section 11.1. Independence, Severability and Non-Exclusivity. Each of the rights and remedies set forth in this Agreement shall be independent of the others and shall be severally enforceable and all such rights and remedies shall be in addition to and not in lieu of any other rights and remedies available to the Company, or any of its affiliates or subsidiaries under the law or in equity. Subject to the provisions of Section 7.6, if any of the provisions contained in this Agreement, including without limitation, the rights and remedies enumerated herein, is hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, or rights or remedies, which shall be given full effect without regard to the invalid portions.

Section 11.2. Governing Law and Exclusive Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without regard to its or any other state's or jurisdiction's conflicts of law doctrine. The Parties specifically waive any the application of any and all conflicts of law provisions of the State of Texas and any other state or other jurisdiction. The Parties agree that any disputes between them may be heard only in the state or federal courts located in Dallas County, Texas, and the Parties hereby consent to venue and jurisdiction in those courts, subject to any mandatory venue provisions of the State of Texas.

Section 11.3. Entire Agreement/Amendments. This Agreement, together with Section 6 of the Prior Consulting Agreement and any agreements signed by the Consultant relating to the Options, contain the entire understanding of the Parties and supersedes any prior agreements or understandings with respect to the prior employment or current independent contractor relationship between the Consultant by the Company or any of the Released Parties from and after

the Effective Date, including, without limitation, the Prior Consulting Agreement. This Agreement may not be altered, modified, or amended except by written instrument signed by the Parties hereto. The Consultant represents and acknowledges that, in executing this Agreement, the Consultant did not rely, and has not relied, on any representation(s) by the Company or any of the Released Parties or any of their officers, directors, employees or representatives, except as expressly contained in this Agreement. Rather, the Consultant relied on the Consultant's own judgment.

Section 11.4. No Waiver. The failure of a Party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of such Party's rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

Section 11.5. Assignment. This Agreement shall not be assignable by the Consultant. This Agreement may be assigned by the Company, in whole or in part, to a company which is a successor in interest to substantially all of the business operations of the Company, Pro Fit Optix, Inc. or any of either of their affiliates or subsidiaries. Upon such assignment, the rights and obligations of the Company hereunder shall become the rights and obligations of such successor company, *provided that* any assignee expressly assumes the obligations, rights and privileges of this Agreement.

Section 11.6. Successors; Binding Agreement. This Agreement shall inure to the benefit of and be binding upon personal or legal representatives, executors, administrators, successors, heirs, distributes, devises and legatees.

Section 11.7. Independent Contractor Status. The Company and the Consultant acknowledge and agree that the Consultant is an independent contractor and not an employee of the Company. Any personnel furnished by the Consultant in the performance of the Services shall be the Consultant's employees or subcontractors and shall not for any purpose be considered the Company's employees. The Company will have no obligation whatsoever to provide any salaries, benefits or privileges of any kind or nature to the Consultant or the Consultant's employees or subcontractors, save and except for the payments provided for in Sections 3, 5 and 6 of this Agreement in accordance with terms of this Agreement.

Section 11.8. Taxes. The Parties agree that the Consultant is solely responsible for any and all taxes or tax consequences or liability associated with or arising from any Consulting Fee, Commission or Termination Fee paid to the Consultant under this Agreement. The Parties agree that should any government authority determine that all or any part of the Consulting Fee, Commission or any Termination Fee are taxable or if the Consultant fails to pay any taxes owed associated with or arising from any of the Consulting Fee, any Commission or Termination Fee paid to the Consultant, the Consultant will be solely responsible for the payment of any and all such taxes, penalties or other amounts or liabilities. The Consultant further agrees to indemnify, defend, and hold harmless the Company and its past, current and future predecessors, successors, divisions, parents, affiliates, subsidiaries, agents, assigns, attorneys, officers, directors, employees, and all persons or entities acting by, through, under or in concert with any of them from and against any and all losses, damages, fines, penalties, liabilities, claims of liability, causes of action, costs, and expenses whatsoever, including, without limitation, attorneys' fees, amounts paid in settlement

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and losses arising from or related to taxes, costs, assessments, penalties, damages, fees, or interest arising from or relating to or because of any nonpayment of any taxes or other amounts concerning any Consulting Fee, any Commission or Termination Fee paid to the Consultant.

Section 11.9. Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Section 11.10. Survival. The obligations under Sections 4.2, 5, 6, 7, 8, 9, 10, and 11 of this Agreement shall continue in effect after the termination of the Term, regardless of the reason(s) for termination.

Section 11.11. Section 409A of the Code. This Agreement is intended to be interpreted and applied so that the applicable payments set forth herein shall either be exempt from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended ("Section 409A"), or shall comply with the requirements of Section 409A. In no event may the Consultant, directly or indirectly, designate the calendar year of any payment to be made under this Agreement or otherwise which constitutes a "deferral of compensation" within the meaning of Section 409A. Notwithstanding anything in this Agreement or elsewhere to the contrary, a termination of services or a termination of the independent contractor relationship shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits that constitute "non-qualified deferred compensation" within the meaning of Section 409A unless such termination is also a "separation from service" within the meaning of Section 409A and, for purposes of any such provision of this Agreement, references to a "termination," "termination of service," "termination of the independent contractor relationship" or like terms shall mean "separation from service" within the meaning of Section 409A. Notwithstanding any provision in this Agreement or elsewhere to the contrary, if the Consultant is deemed to be a "specified employee" within the meaning of Section 409A, any payments or benefits due upon the Consultant's separation of service under any arrangement that constitutes a "deferral of compensation" within the meaning of Section 409A (whether under this Agreement, any other plan, program, payroll practice or any equity grant) and which do not otherwise qualify under the exemptions under Treasury Regulation section 1.409A-1 (including without limitation, the short-term deferral exemption and the permitted payments under Treasury Regulation section 1.409A-1(b)(9)(iii)(A)), shall be delayed and paid or provided to the Consultant in a lump sum (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) on the earlier of (x) the date which is six months and one day after the Consultant's separation from service for any reason other than death, and (y) the date of the Consultant's death, and any remaining payments and benefits shall be paid or provided in accordance with the normal payment dates specified for such payment or benefit.

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the Effective Date.

CONSULTANT:

Signature: ______________________
Printed Name: Rudolf Suter
Date: April 1st, 2016

PFO GLOBAL, INC.:

Signature: ______________________
Printed Name: BRIGITTE ROUSSEAU
Title: CFO

EXHIBIT A

FORM OF NON-QUALIFIED STOCK OPTION AGREEMENT